Exhibit 10.16

Reinsurance Group of America, Incorporated

Directors’ Compensation Summary Sheet

	NON-EMPLOYEE BOARD MEMBERS	OUTSIDE BOARD CHAIRMAN
Board Members - $50,000
Committee Chairpersons - $58,000
ANNUAL RETAINER	Audit Committee Chair - $62,000	$83,000
Special Committee Chair - $12,000 (plus $1,000/month for as long as committee is in place)
BOARD MEETING FEE	$3,000 - In Person	$4,000 - In Person
	$1,500 - By Telephone	$2,000 - By Telephone
COMMITTEE MEMBER MEETING FEE	$3,000 - In Person	$3,000 - In Person
	$1,500 - By Telephone	$1,500 - By Telephone
COMMITTEE CHAIR MEETING FEES	$3,000 - In Person	--
	$1,500 - By Telephone	--
STOCK GRANT	1,725 shares	2,125 shares